Filed Pursuant to Rule 424(b)(5)
Registration No. 333-273466

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED JULY 27, 2023)

SUNNOVA ENERGY INTERNATIONAL INC.

5,100,000 Shares of Common Stock

This prospectus supplement relates to the public offering by Sunnova Energy International Inc. (“SEI”) of 5,100,000 shares of its common stock.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “NOVA.” On August 11, 2023, the last reported sale price of our common stock on the NYSE was $15.57 per share.

To the extent that the underwriters sell more than 5,100,000 shares of common stock, we have granted the underwriters a 30-day option to purchase up to an additional 765,000 shares of common stock at the public offering price less underwriting discounts and commissions.

Investing in our securities involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained on page S-5 herein and in any applicable prospectus supplement and under similar headings in the other documents incorporated by reference into this prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Price to Public	Underwriting Discounts and Commissions (1)	Proceeds to the Company
Per share	$14.75	$0.66375	$14.08625

Total	$75,225,000	$3,385,125	$71,839,875

(1)	See the section titled “Underwriting (Conflicts of Interest)” for additional information regarding compensation payable to the underwriters.

The underwriters expect to deliver the shares of common stock against payment therefor on or about August 16, 2023.

Goldman Sachs & Co. LLC

Baird	Capital One Securities	Janney Montgomery Scott	Roth Capital Partners

August 14, 2023

Prospectus Supplement

Prospectus

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IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of sales of our common stock made under this offering and also adds to and updates the information contained or incorporated by reference in the accompanying base prospectus. The second part is the accompanying base prospectus, which describes more general information regarding our securities, some of which does not apply to the sales made under this prospectus supplement. You should read both this prospectus supplement and the accompanying base prospectus, together with the additional information described under the heading “Where You Can Find More Information” in this prospectus supplement and “Where You Can Find More Information” in the accompanying base prospectus in their entirety before making an investment decision.

Neither we nor the underwriters have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus supplement or the accompanying base prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the underwriters are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus and any free writing prospectus is accurate only as of the date on its respective cover page and that any information incorporated by reference into any of the foregoing is accurate only as of the date of such document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

The information in this prospectus supplement is not complete. You should carefully read this prospectus supplement, the accompanying base prospectus, including the information incorporated by reference herein and therein, and any free writing prospectus that we may authorize for use in connection with this offering before you invest, as these documents contain information you should consider when making your investment decision.

None of Sunnova, the underwriters or any of their respective representatives is making any representation to you regarding the legality of an investment in our common stock by you under applicable laws. You should consult with your own legal, tax, business, financial and related aspects of an investment in our common stock.

References in this prospectus to “we,” “our,” “us,” “Sunnova” and similar terms mean Sunnova Energy International Inc. and its subsidiaries unless indicated otherwise.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. You may find additional information about us on our website at www.sunnova.com, where we post our SEC filings. The information contained on, or that can be accessed through, our website (other than the specified SEC filings incorporated by reference in this prospectus supplement) is not a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement. You should not consider such information contained on our website or that can be accessed through our website to be part of this prospectus supplement.

We incorporate by reference information into this prospectus supplement, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. Unless this prospectus supplement or the information incorporated by reference herein indicates that another date applies, you should not assume that the information in this prospectus supplement is current as of any date other than the date of this prospectus supplement or that any information we have incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference.

We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information furnished and not filed in accordance with SEC rules) on or after the date of this prospectus supplement. These reports contain important information about us, our financial condition and our results of operations:

•	Our Annual Report on Form 10-K for the year ended December 31, 2022, filed on February 23, 2023;

•	Our Quarterly Reports on Form 10-Q (i) for the quarter ended March 31, 2023, filed on April 27, 2023, and (ii) for the quarter ended June 30, 2023, filed on July 27, 2023;

•

The description of our common stock in our registration statement on Form 8-A (registration statement No. 001-38995) filed on July 22, 2019, as updated by the description of our common stock included in Exhibit 4.1 to our Form 10-K for the year ended December  31, 2020, filed on February 25, 2021, together with any amendment or report filed for the purpose of updating such description;

•

Our Current Reports on Form 8-K filed with the SEC on February  27, 2023, March  1, 2023, March  16, 2023, March  27, 2023, March  31, 2023, April  5, 2023, April  26, 2023, May  16, 2023, May  18, 2023, June  12, 2023 and August 7, 2023; and

•	Our Definitive Proxy Statement on Schedule 14A for our 2023 Annual Meeting of Stockholders, filed with the SEC on April 6, 2023, solely to the extent incorporated by reference into our Form 10-K.

You may request a copy of our filings, at no cost, by writing or telephoning us at the following address or phone number:

Sunnova Energy International Inc.

Attention: Investor Relations

20 East Greenway Plaza, Suite 540

Houston, Texas 77046

(281) 892-1588

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for

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purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

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CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying base prospectus, including documents that we incorporate by reference therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements generally relate to future events or Sunnova’s future financial or operating performance. Actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. In some cases, you can identify these statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “goal,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference therein, include, but are not limited to, statements about:

•	federal, state and local statutes, regulations and policies;

•	determinations of the Internal Revenue Service (“IRS”) of the fair market value of our solar energy systems;

•	the price of centralized utility-generated electricity and electricity from other sources and technologies;

•	technical and capacity limitations imposed by operators of the power grid;

•	the availability of tax rebates, credits and incentives, including changes to the rates of, or expiration of, federal tax credits and the availability of related safe harbors;

•	our need and ability to raise capital to finance the installation and acquisition of distributed solar energy systems, refinance existing debt or otherwise meet our liquidity needs;

•	our expectations concerning relationships with third parties, including the attraction, retention, performance and continued existence of our dealers;

•	our ability to manage our supply chains and distribution channels and the impact of natural disasters and other events beyond our control;

•	our ability to retain or upgrade current customers, further penetrate existing markets or expand into new markets;

•	our investment in our platform and new product offerings and the demand for and expected benefits of our platform and product offerings;

•

the ability of our solar energy systems, energy storage systems or other product offerings to operate or deliver energy for any reason, including if interconnection or transmission facilities on which we rely become unavailable;

•	our ability to maintain our brand and protect our intellectual property and customer data;

•	our ability to manage the cost of solar energy systems, energy storage systems and our service offerings;

•	the willingness of and ability of our dealers and suppliers to fulfill their respective warranty and other contractual obligations;

•	our expectations regarding litigation and administrative proceedings;

•	our ability to renew or replace expiring, canceled or terminated solar service agreements at favorable rates or on a long-term basis; and

•	our intended use of the net proceeds of the offering.

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Our actual results and timing of these events may differ materially from those anticipated in these forward-looking statements as a result of many factors, including but not limited to those discussed under “Risk Factors” in this prospectus supplement and the accompanying base prospectus, the “Risk Factors” section beginning on page 22 of our annual report on Form 10-K for the year ended December 31, 2022 and the “Risk Factors” section beginning on page 53 of our quarterly report on Form 10-Q for the quarter ended March 31, 2023, each of which is incorporated by reference into this prospectus supplement and the accompanying base prospectus. Moreover, we operate in a very competitive and rapidly changing environment and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus supplement and the accompanying base prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We undertake no obligation to update any forward-looking statements for any reason after the date of this prospectus supplement to conform these statements to actual results or to changes in our expectations, except as required by law.

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SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying base prospectus. It does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus supplement, the accompanying base prospectus and the documents incorporated herein and therein by reference for a more complete understanding of this offering of securities. Please read “Risk Factors” in this prospectus supplement, Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 and Part II, Item 1A “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 for information regarding risks you should consider before investing in our securities. The information presented in this prospectus supplement assumes, unless otherwise indicated, that the underwriters do not exercise their option to purchase additional shares of common stock. Unless the context indicates otherwise, as used herein, references to “Sunnova,” the “company,” “we,” “our” and “us” or similar terminology refer to Sunnova Energy International Inc. and its subsidiaries.

About Sunnova Energy International Inc.

Overview

We are a leading Energy as a Service provider, serving over 348,000 customers in more than 45 United States (“U.S.”) states and territories. Our goal is to be the source of clean, affordable and reliable energy with a simple mission: to power energy independence so home and business owners have the freedom to live life uninterrupted. We were founded to deliver customers a better energy service at a better price; and, through our energy service offerings, we are disrupting the traditional energy landscape and the way the 21st century customer generates and consumes electricity.

We have a differentiated dealer model in which we partner with local dealers who originate, design and install our customers’ solar energy systems, energy storage systems and related products and services on our behalf. Our focus on our dealer model enables us to leverage our dealers’ specialized knowledge, connections and experience in local markets to drive customer origination while providing our dealers with access to high quality products at competitive prices, as well as technical oversight and expertise. We believe this structure provides operational flexibility, reduces exposure to labor shortages and lowers fixed costs relative to our peers, furthering our competitive advantage.

We offer customers products to power their homes and businesses with affordable solar energy and related products and services. We are able to offer savings compared to utility-based retail rates with little to no up-front expense to the customer in conjunction with solar and solar plus energy storage, and, in the case of the latter, are able to also provide energy resiliency. Our solar service agreements typically take the form of a lease, power purchase agreement (“PPA”), loan or cash purchase; however, we also offer service plans for systems we did not originate. We make it possible in some states for a customer to obtain a new roof and/or other ancillary products. We also allow customers originated through our homebuilder channel the option of purchasing the system when the customer closes on the purchase of a new home. The initial term of our solar service agreements is typically between 10 and 25 years. Service is an integral part of our agreements and includes operations and maintenance, monitoring, repairs and replacements, equipment upgrades, on-site power optimization for the customer (for both supply and demand), the ability to efficiently switch power sources among the solar panel, grid and energy storage system, as appropriate, and diagnostics. During the life of the contract, we have the opportunity to integrate related and evolving servicing and monitoring technologies to upgrade the flexibility and reduce the cost of our customers’ energy supply.

In the case of leases and PPAs, we also currently receive tax benefits and other incentives from federal, state and local governments, a portion of which we finance through tax equity, non-recourse debt structures and hedging arrangements in order to fund our upfront costs, overhead and growth investments. We have an established track record of attracting capital from diverse sources. From our inception through June 30, 2023, we have raised more than $13.3 billion in total capital commitments from equity, debt and tax equity investors.

In addition to providing ongoing service as a standard component of our solar service agreements, we also offer ongoing energy services to customers who purchased their solar energy system through third parties. Under these arrangements, we agree to provide monitoring, maintenance and repair services to these customers for the life of the service contract they sign with us. In addition, we offer one-time repair services to customers who purchased their solar energy systems through third parties. We also offer complementary products as well as non-solar financing. Specifically, our offerings include a non-solar loan program enabling customers to finance the purchase of products independent of a solar energy system or energy storage system. We believe the quality and scope of our comprehensive energy service offerings, whether to customers that obtained their solar energy system through us or through another party, is a key differentiator between us and our competitors.

In April 2021, we acquired SunStreet, Lennar’s residential solar platform that focuses primarily on solar energy systems and energy storage systems for homebuilders. In connection with that acquisition, we entered into an agreement pursuant to which we would be the exclusive solar and storage provider for Lennar’s new home communities with solar across the U.S. for a period of four years. We believe the acquisition provides a new strategic path to further scale our solar business, reduces customer acquisition costs, provides a multi-year supply of sites through the development of new solar communities and allows us to pursue the development of clean and resilient microgrids across the U.S.

We also enter into leases with third-party owners of pools of solar energy systems to receive such third party’s interest in those systems. In connection therewith, we assume the related customer PPA and lease obligations, entitling us to future customer cash flows as well as certain credits, rebates and incentives (including SRECs) under those agreements, in exchange for a lease payment, whether upfront or over time, to the third-party owner, which may be made in the form of cash or shares of our common stock. We believe such arrangements enhance our long-term contracted cash flows and are complementary to our overall business model.

We commenced operations in January 2013 and began providing solar energy services under our first solar energy system in April 2013. Since then, our brand, innovation and focused execution have driven significant, rapid growth in our market share and in the number of customers on our platform. We operate one of the largest residential fleets of solar energy systems in the U.S., comprising more than 1,919 megawatts of generation capacity and serving over 348,000 customers.

Corporate Information

Our principal executive office is located at 20 East Greenway Plaza, Suite 540, Houston, Texas 77046, our telephone number is (281) 892-1588 and our website address is www.sunnova.com. Information on our website or any other website is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.

The Offering

Issuer	Sunnova Energy International Inc.

Common stock offered to the public by us	5,100,000 shares (5,865,000 shares, if the underwriters exercise in full their option to purchase additional shares of our common stock from us).

Underwriters’ option to purchase additional shares	To the extent that the underwriters sell more than 5,100,000 shares of common stock, we have granted the underwriters a 30-day option to purchase up to an additional 765,000 shares of common stock at the public offering price less underwriting discounts and commissions.

Common stock to be outstanding immediately after this offering (1)	121,493,942 shares (122,258,942 shares, if the underwriters exercise in full their option to purchase additional shares of our common stock from us).

Use of Proceeds	We estimate that the net proceeds to us from the sale of shares of our common stock in this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $71.4 million, or approximately $82.2 million if the underwriters exercise their option to purchase additional shares of our common stock in full. We intend to use the net proceeds for general corporate purposes, including, among other things, the repayment and/or refinancing of indebtedness, the acquisition or origination of solar service agreements, non-solar customer loans, and related assets, the funding of working capital, operating expenses, capital expenditures, investments and additional balance sheet liquidity. Pending any specific application, we may initially invest funds in short-term liquid investments. See “Use of Proceeds.”

Material U.S. Federal Income Tax Consequences	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of our common stock that may be relevant to prospective investors, please read “Material U.S. Federal Income Tax Consequences.”

Exchange Listing	Our common stock trades on the NYSE under the symbol “NOVA.”

Risk Factors	There are risks associated with this offering and our business. You should consider carefully the risk factors on page S-5 of this prospectus supplement and the other risks identified in the documents incorporated by reference herein before making a decision to purchase securities in this offering.

Transfer Agent and Registrar	Computershare Trust Company, N.A.

(1)	Excludes the following as of June 30, 2023:

•	5,746,588 shares of our common stock reserved and available for issuance under our long-term incentive plan;

•	729,034 shares of common stock reserved for issuance under our Employee Stock Purchase Plan;

•	2,394,618 shares of our common stock issuable upon the vesting of outstanding restricted stock units;

•	4,031,506 shares of common stock issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $17.61 per share;

•

2,501,007 shares of common stock issuable pursuant to the earnout agreement entered into in connection with the acquisition of SunStreet, Lennar’s residential solar platform that focuses primarily on solar energy systems and energy storage systems for homebuilders; and

•

34,150,450 shares of common stock reserved for issuance upon conversion of our 0.25% convertible notes and our 2.625% convertible notes, excluding the effect of the related capped call transactions that were entered into at the date of issuance.

Except as otherwise indicated and except as set forth in our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023 and information derived therefrom, all information in this prospectus supplement assumes:

•	there will be no exercise of outstanding stock options subsequent to the date hereof;

•	there will be no conversions of our 0.25% convertible notes or our 2.625% convertible notes; and

•	there will be no exercise by the underwriters of their option to purchase up to 765,000 additional shares of our common stock from us.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making a decision about investing in our securities, you should carefully consider all of the information contained in this prospectus supplement, any future prospectus supplement, any free writing prospectus and the documents incorporated by reference and provided under “Where You Can Find More Information,” including in our Annual Report on Form 10-K for the year ended December 31, 2022 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, which risk factors are incorporated by reference in this prospectus supplement. The risks and uncertainties discussed below and in the documents incorporated by reference are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be materially adversely affected, the trading price of common stock or value of our securities could decline and you could lose part or all of your investment. We may experience additional risks and uncertainties not currently known to us; or, as a result of developments occurring in the future, conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, cash flows and results of operations.

Risks Related to This Offering

The price of our common stock is volatile and may decline in value.

The market price of our common stock may be influenced by many factors, some of which are beyond our control, including:

•	public reaction to our press releases, announcements and filings with the SEC;

•	our operating and financial performance;

•	fluctuations in broader securities market prices and volumes, particularly among securities of technology and solar companies;

•	changes in market valuations of similar companies;

•	departures of key personnel;

•	commencement of or involvement in litigation;

•	variations in our quarterly results of operations or those of other technology and solar companies;

•	changes in general economic conditions, financial markets or the technology and solar industries;

•	announcements by us or our competitors of significant acquisitions or other transactions;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	speculation in the press or investment community;

•	actions by our stockholders;

•	the failure of securities analysts to cover our common stock or changes in their recommendations and estimates of our financial performance; and

•	future sales of our common stock, including by large stockholders, or perceptions that such sales might occur.

The underwriters of this offering may waive or release parties to the lock-up agreements entered into in connection with this offering, which could adversely affect the price of our common stock.

We and each of our directors and executive officers have entered or will enter into lock-up agreements with respect to their common stock, pursuant to which they are subject to certain resale restrictions for a period of

60 days following the date of this prospectus supplement, subject to certain exceptions. The underwriters, at any time and without notice, may release all or any portion of the common stock subject to the foregoing lock-up agreements. If the restrictions under the lock-up agreements are waived, then common stock will be available for sale into the public markets, which could cause the market price of our common stock to decline and impair our ability to raise capital.

Our management will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

Our management will have broad discretion in the use of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. The failure of our management to use these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. These investments may not yield a favorable return to our stockholders.

Our ability to use net operating losses (“NOLs”) and tax credit carryforwards to offset future income taxes is subject to limitation, including new limitations arising from this offering, and the amount of such carryforwards may be subject to challenge or reduction.

As of December 31, 2022, we had approximately $1.2 billion of U.S. federal NOLs, a portion of which will begin to expire in 2032, and approximately $285.6 million of U.S. federal tax credit carryforwards, which will begin to expire in 2033. Utilization of our NOLs and tax credit carryforwards depends on many factors, including having current or future taxable income, which cannot be assured. In addition, Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), generally imposes an annual limitation on the amount of NOLs that may be used to offset taxable income by a corporation that has undergone an “ownership change” (as determined under Section 382 of the Code). An ownership change generally occurs if one or more stockholders (or groups of stockholders, including one or more groups of public stockholders) that are each deemed to own at least 5% of our stock increase their ownership percentage by more than 50 percentage points over their lowest ownership percentage during a rolling three-year period. Similar rules under Section 383 of the Code impose an annual limitation on the amount of tax credit carryforwards, including carryforwards of business investment credits under Section 48(a) of the Code, that may be used to offset U.S. federal income taxes.

We experienced an “ownership change” in August 2020 as defined by Sections 382 and 383 of the Code, which limits our future ability to utilize NOLs and tax credits generated before the “ownership change.” However, these limitations do not prevent the use of our NOLs to offset certain built-in gains, including deemed gains with respect to our cost recovery deductions, recognized by us within five years after the ownership change with respect to assets held by us at the time of the ownership change, or the use of our tax credits to offset related tax liabilities, to the extent of our “net unrealized built-in gain” at the time of the ownership change. We have determined that, based upon the size of our net unrealized built-in gain at the time of our 2020 ownership change and our projected recognition of deemed built-in gains in the five years following the ownership change, there is no impact on the balances for deferred taxes or valuation allowance. Another “ownership change” could occur as a result of transactions that increase the ownership percentage of any of our 5% stockholders during a rolling three-year period, including redemptions of our stock, sales of our stock by other deemed 5% stockholders or issuances of stock by us, whether in additional public offerings or otherwise. If such another ownership change occurs, our ability to utilize NOLs and tax credit carryforwards may be subject to further limitation under Sections 382 and 383 of the Code. The application of the aforementioned limitations may cause U.S. federal income taxes to be paid by us earlier than they otherwise would be paid if such limitations were not in effect and could cause such NOLs and tax credit carryforwards to expire unused, in each case reducing or eliminating the benefit of such NOLs and tax credit carryforwards. To the extent we are not able to offset our future taxable income with our NOLs or offset future taxes with our tax credit carryforwards, this would adversely affect our operating results and cash flows if we have taxable income in the future. These same risks can arise in the context of state income and franchise tax given many states conform to federal law and rely on federal authority for determining state NOLs.

Furthermore, the IRS or other tax authorities could successfully challenge one or more tax positions we take, such as the classification of assets under the income tax depreciation rules or the characterization of expenses for income tax purposes, which could reduce the NOLs we generate and/or are able to use.

Sales of a substantial number of shares of our common stock in the public markets, or the perception that such sales could occur, could reduce the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public market, or the perception that such sales could occur, could adversely affect the market price of our common stock. We are unable to predict the effect that such sales may have on the prevailing market price of our common stock.

We may issue shares of our common stock or equity securities senior to our common stock in the future for a number of reasons, including to finance our operations and growth plans, to adjust our ratio of debt-to-equity, to satisfy our obligations upon the exercise of options or for other reasons. Future sales or issuances of shares of our common stock or other equity securities, or the availability of shares of our common stock or such other equity securities for future sale or issuance, may negatively affect the trading price of our common stock. No prediction can be made as to the effect, if any, that future sales or issuance of shares of our common stock or other equity or equity-linked securities will have on the trading price of our common stock.

Investors in this offering may experience future dilution.

To raise additional capital, effect acquisitions or for other purposes, we may in the future offer additional shares of our common stock or other securities convertible into, or exchangeable for, our common stock at prices that may be less than the price per share of this offering. We have an effective shelf registration statement from which additional shares of our common stock and other securities can be offered. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. If the price per share at which we sell additional shares of our common stock or related securities in future transactions is less than the price per share in this offering, investors who purchase our common stock in this offering will suffer a dilution of their investment. In addition, equity awards under our share-based compensation plans may cause further dilution.

Our stockholders’ ability to achieve a return on their investment will depend on appreciation in the price of our common stock.

Until and unless we pay dividends on our common stock, a holder of our common stock may only receive a return on its investment if the market price of our common stock increases. Any future determinations relating to our dividend policy and the declaration, amount and payment of any future dividends on our common stock will be at the discretion of our board of directors, subject to applicable laws, and will depend on a number of factors, including our financial condition, operating results and capital requirements as well as general business conditions and other factors that the board of directors may deem relevant.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of shares of our common stock in this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $71.4 million, or approximately $82.2 million if the underwriters exercise their option to purchase additional shares of our common stock in full.

We intend to use the net proceeds to us from this offering, including upon exercise of the underwriters’ option to purchase additional shares, for general corporate purposes, including, among other things, the repayment and/or refinancing of indebtedness, the acquisition or origination of solar service agreements, non-solar customer loans, and related assets, the funding of working capital, operating expenses, capital expenditures, investments and additional balance sheet liquidity. Pending any specific application, we may initially invest funds in short-term liquid investments.

DIVIDEND POLICY

We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not expect to pay any dividends on our capital stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant. In addition, the terms of certain borrowing arrangements of our subsidiaries and our 5.875% senior notes due 2026 contain restrictions on the payment of dividends or distributions to SEI, and we may also enter into borrowing arrangements or issue debt securities that in the future that will restrict our ability to declare or pay cash dividends on our capital stock.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2023:

•	on an actual basis; and

•

on an as adjusted basis to give effect to (1) the issuance and sale of the common stock in this offering, and (2) the application of such estimated net proceeds to us from this offering as discussed in “Use of Proceeds.”

The as adjusted information set forth in the table below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this table together with our consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023.

	As of June 30, 2023
	Actual	As Adjusted
	(Unaudited—in thousands, except share amounts and share par values)
Cash	$187,331	$258,771

Long-term debt(1):

2.625% convertible senior notes due 2028(2)	600,000	600,000
0.25% convertible senior notes due 2026(2)	575,000	575,000
5.875% senior notes due 2026(2)(3)	400,000	400,000
Notes Payable	4,924	4,924
Solar-backed securitizations(4)	3,545,943	3,545,943
Revolving credit facilities(4)	1,408,940	1,408,940

Total long-term debt	6,534,807	6,534,807
Redeemable noncontrolling interests(5)	100,081	100,081
Stockholders’ equity:
Common stock, 116,393,942 shares issued as of June 30, 2023 at $0.0001 par value: 121,493,942 shares issued and outstanding, as adjusted(6)	12	12
Additional paid-in capital	1,661,949	1,733,789
Accumulated deficit	(272,186)	(272,586)

Total stockholders’ equity	1,389,775	1,461,215
Noncontrolling interests(5)	498,269	498,269
Total equity	1,888,044	1,959,484

Total capitalization	$8,522,932	$8,594,372

(1)	Amounts exclude the net deferred financing costs (classified as debt) and net debt discounts of $168.9 million and $130.2 million as of June 30, 2023.
(2)	Reflects the aggregate principal amount of the notes.
(3)

The 5.875% senior notes were issued by Sunnova Energy Corporation, our wholly owned subsidiary, and are guaranteed on a senior unsecured basis by the company and Sunnova Intermediate Holdings, LLC, a wholly owned subsidiary of Sunnova Energy Corporation.

(4)	These debt facilities are obligations of certain subsidiaries of Sunnova.
(5)

Reflects tax equity investors’ interests in the tax-equity entities. See Note 10, Redeemable Noncontrolling Interests and Noncontrolling Interests to the Notes to Unaudited Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

(6)	Our common stock shown in the table above excludes as of June 30, 2023:

•	5,746,588 shares of our common stock reserved and available for issuance under our long-term incentive plan;

•	729,034 shares of common stock reserved for issuance under our Employee Stock Purchase Plan;

•	2,394,618 shares of our common stock issuable upon the vesting of outstanding restricted stock units;

•	4,031,506 shares of common stock issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $17.61 per share;

•

2,501,007 shares of common stock issuable pursuant to the earnout agreement entered into in connection with the acquisition of SunStreet, Lennar’s residential solar platform that focuses primarily on solar energy systems and energy storage systems for homebuilders; and

•

34,150,450 shares of common stock reserved for issuance upon conversion of our 0.25% convertible notes and our 2.625% convertible notes, excluding the effect of the related capped call transactions that were entered into at the date of issuance.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of material U.S. federal income tax consequences of the ownership and disposition of our common stock. This summary deals only with common stock that is purchased in this offering and held as a capital asset (within the meaning of Section 1221 of the Code).

This summary is based upon provisions of the Code, applicable U.S. Treasury regulations, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as in effect on the date of this prospectus supplement. These authorities may change or be subject to differing interpretations, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. We cannot assure you that a change in law or the interpretation thereof will not alter significantly the tax consequences that we describe in this summary.

This summary does not address all aspects of U.S. federal income taxation, does not address the potential application of the Medicare contribution tax on net investment income, and does not deal with non-U.S., state, local, alternative minimum, estate, gift or other tax considerations that may be relevant to you in light of your particular circumstances. In addition, this summary does not address the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including, without limitation:

•	certain former citizens or long-term residents of the U.S.;

•	partnerships or other pass-through entities (and investors therein);

•	“controlled foreign corporations”;

•	“passive foreign investment companies”;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	banks, financial institutions, insurance companies, brokers, dealers or traders in securities;

•	tax-exempt organizations and governmental organizations;

•	tax-qualified retirement plans;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	except to the extent specifically set forth below, persons that own, or have owned, actually or constructively, more than 5% of our common stock;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons who have elected to mark securities to market; and

•	persons holding our common stock as part of a hedging or conversion transaction or straddle, or a constructive sale, or other risk reduction strategy or integrated investment.

If any entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in that partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership investing in our common stock, you should consult your tax advisors.

We have not and will not seek any rulings from the IRS regarding the matters described below. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular U.S. federal income, estate and other tax consequences to you of the ownership and disposition of the common stock as well as the consequences to you arising under the laws of any other applicable taxing jurisdiction or under any applicable tax treaty in light of your particular circumstances.

As used herein, a “U.S. holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes any of the following:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it: (i) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A “non-U.S. holder” is a beneficial owner (other than a partnership or any entity or arrangement treated as a partnership for U.S. federal income tax purposes) of common stock that is not a U.S. holder.

Consequences for U.S. Holders

Distributions

We have not made any distributions on our common stock, and we do not plan to make any distributions on our common stock for the foreseeable future. However, if we do make distributions on our common stock, those distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Dividends received by a corporation may be eligible for a dividends-received deduction, subject to applicable limitations. Dividends received by certain noncorporate U.S. holders (including individuals) are generally taxed at lower applicable long-term capital gains rates, provided certain holding period requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of the U.S. holder’s tax basis in our common stock and thereafter as capital gain from the sale or exchange of such common stock (the tax treatment of which is generally described below under “—Consequences for U.S. Holders—Sale or Other Taxable Disposition of Common Stock”).

Sale or Other Taxable Disposition of Common Stock

Upon the sale, exchange or other taxable disposition of our common stock, a U.S. holder of such common stock generally will recognize gain or loss equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock. Any such gain or loss will be capital gain or loss. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in the common stock at the time of the sale, exchange or other taxable disposition of the common stock is more than one year. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) are generally subject to a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

U.S. holders should consult their own tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our common stock.

Consequences for Non-U.S. Holders

Distributions

We have not made any distributions on our common stock and we do not plan to make any distributions on our common stock for the foreseeable future. However, if we do make distributions on our common stock, those distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

To the extent a distribution exceeds our current and accumulated earnings and profits, such distribution will reduce the non-U.S. holder’s adjusted tax basis in its common stock (but not below zero) and thereafter will be treated as gain from the sale of the common stock (the tax treatment of which is generally described below under “—Consequences for Non-U.S. Holders—Sale or Other Taxable Disposition of Common Stock”).

Subject to the discussions below regarding effectively connected income, backup withholding, the gross amount of dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder that wishes to claim the benefit of an applicable income tax treaty for dividends will be required to provide the applicable withholding agent with a valid IRS Form W-8BEN-E or IRS Form W-8BEN (or other applicable or successor form) and certify under penalties of perjury that such holder is not a U.S. person as defined under the Code and is eligible for treaty benefits. This certification must be provided to the applicable withholding agent prior to the payment of dividends and may be required to be updated periodically. If the non-U.S. holder holds the common stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries.

It is possible that a distribution made to a non-U.S. holder may be subject to overwithholding because, for example, at the time of the distribution, we or the relevant withholding agent may not be able to determine how much of the distribution constitutes dividends or the proper documentation establishing the benefits of any applicable treaty has not been properly supplied. If there is any overwithholding on distributions made to a non-U.S. holder, such non-U.S. holder may obtain a refund of the overwithheld amount by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their own tax advisors regarding the applicable withholding tax rules and the possibility of obtaining a refund of any overwithheld amounts.

Dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the U.S. (and, where required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the U.S.) generally are not subject to the withholding tax. To claim the exemption from withholding tax, the non-U.S. holder must generally furnish a valid IRS Form W-8ECI (or applicable successor form) to the applicable withholding agent. Such dividends are generally subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. person as defined under the Code. A corporate non-U.S. holder may be subject to an additional branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such dividends.

Sale or Other Taxable Disposition of Common Stock

Subject to the discussions below regarding backup withholding and FATCA, any gain realized by a non-U.S. holder on the disposition of our common stock generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a trade or business of the non-U.S. holder in the U.S. (and, where required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the U.S.);

•	the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year of that disposition and certain other conditions are met; or

•

subject to certain exceptions (described below), we are or have been a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition of our common stock or the period that the non-U.S. holder held our common stock, as the case may be.

Gain described in the first or third bullet point above will be subject to U.S. federal income tax on a net income basis at the same graduated rates generally applicable to U.S. persons unless an applicable tax treaty provides otherwise. A corporate non-U.S. holder may be subject to an additional branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such gain, as adjusted for certain items.

In the case of a non-U.S. holder described in the second bullet point above, except as otherwise provided by an applicable income tax treaty, any gain, which may be offset by certain U.S. source capital losses provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses, will be subject to a 30% tax even though the individual is not considered a resident of the U.S. under the Code.

With respect to the third bullet point above, generally a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we are not currently and will not become a USRPHC and the remainder of this discussion so assumes. However, there can be no assurance that we are not now or will not become a USRPHC in the future. Even if we are or become a USRPHC, however, as long as our common stock is “regularly traded on an established securities market” (which, for these purposes, includes the NYSE), a non-U.S. holder will be taxable on gain recognized on the disposition of our common stock as a result of our status as a USRPHC only if the non-U.S. holder actually or constructively owns, or owned at any time during the five-year period ending on the date of the disposition or, if shorter, the non-U.S. holder’s holding period for the common stock, more than 5% of our common stock. If we were to become a USRPHC and our common stock were not considered to be regularly traded on an established securities market, each non-U.S. holder (regardless of the percentage of stock owned) would be subject to U.S. federal income tax on a taxable disposition of our common stock (as described in the second paragraph under “—Consequences for Non-U.S. Holders—Sale or Other Taxable Disposition of Common Stock” except for purposes of the branch profits tax), and a 15% withholding tax would apply to the amount realized on such disposition.

Non-U.S. holders should consult their own tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our common stock.

Information Reporting and Backup Withholding

U.S. Holders. Information reporting requirements generally will apply to dividends and the proceeds of a disposition of common stock paid to a U.S. holder unless the U.S. holder is an exempt recipient and, if requested, certifies as to that status. Backup withholding generally will apply if the U.S. holder fails to provide an appropriate certification with its correct taxpayer identification number or certification of exempt status. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders. Generally, we must report annually to the IRS and to a non-U.S. holder the amount of any dividends and the amount of tax, if any, withheld with respect to such dividends. The IRS may make this information available to the tax authorities in the country in which the non-U.S. holder is a resident, under the terms of an income tax treaty or tax information exchange agreement.

Payments of dividends to a non-U.S. holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN-E, IRS Form W-8BEN or another appropriate version of IRS Form W-8.

Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our common stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (currently at a 24% rate) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN-E, IRS Form W-8BEN or another appropriate version of IRS Form W-8 and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our common stock effected outside the U.S. by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the holder is a non-U.S. holder and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our common stock effected outside the U.S. by such a broker if it has certain relationships within the U.S.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished by the non-U.S. holder to the IRS.

FATCA

The Foreign Account Tax Compliance Act and the rules and regulations promulgated thereunder, or collectively, FATCA, generally impose U.S. federal withholding tax at a rate of 30% on dividends on and the gross proceeds from a sale or other disposition of our common stock paid to a “foreign financial institution” (as defined under these rules), unless otherwise provided by the Treasury Secretary or such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes that an exemption to such rule applies. FATCA also generally imposes a U.S. federal withholding tax of 30% on such amounts paid or deemed paid to a “non-financial foreign entity” (as defined for purposes of these rules) unless otherwise provided by the Treasury Secretary or such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes and certifies that an exemption to such rule applies. The Treasury Secretary has issued proposed regulations providing that the withholding provisions under FATCA do not apply with respect to the gross proceeds from a sale or other disposition of our common stock, which may be relied upon by taxpayers until the proposed regulations are revoked or final regulations are issued. An intergovernmental agreement between the U.S. and a holder’s country of tax residence may modify the requirements described in this paragraph. Holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.

UNDERWRITING (CONFLICTS OF INTEREST)

The company and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Goldman Sachs & Co. LLC is the representative of the underwriters.

Underwriters	Number of Shares
Goldman Sachs & Co. LLC	4,590,000
Capital One Securities, Inc.	127,500
Janney Montgomery Scott LLC	127,500
Robert W. Baird & Co. Incorporated	127,500
Roth Capital Partners, LLC	127,500

Total	5,100,000

The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

The underwriters have an option to buy up to an additional 765,000 shares of common stock from the company to cover sales by the underwriters of a greater number of shares than the total number set forth in the table above. They may exercise these options for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

The following tables show the per share and total underwriting discounts and commissions to be paid to the underwriters by the company. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to 765,000 additional shares of common stock.

Paid by the Company

	No Exercise	Full Exercise
Per Share	$0.66375	$0.66375
Total	$3,385,125	$3,892,894

Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $0.398250 per share from the initial public offering price. After the initial offering of the shares, the representative may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to or file with, the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of Goldman Sachs & Co. LLC for a period of 60 days after the date of this prospectus supplement; provided that the restrictions described in clause (i) or

(ii) shall not apply to (A) the securities to be sold in this offering or any shares of our common stock issued upon conversion of the 0.25% convertible senior notes or the 2.625% convertible notes, (B) the capped call confirmations and the company’s performance thereunder, (C) shares of common stock issued upon the exercise or settlement of options or restricted stock units or the award, if any, of stock options or restricted stock units in the ordinary course of business, in all cases, pursuant to company stock plans that are in existence as of the date of the prospectus supplement, (D) shares of common stock issued pursuant to the company’s Employee Stock Purchase Plan, (E) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to the company stock plans, or (F) in accordance with any existing registration rights agreement of the company in effect as of the date of the prospectus supplement; provided that the restrictions described in clause (i) shall not apply to issuance of common stock directly to a seller of a business or assets as part of the purchase price or private placements in connection with acquisitions by us; provided, further, that (x) any recipient of such shares of common stock will enter into a lock-up agreement on substantially the same terms as the lock-up parties, as described below, for the remainder of such 60-day period and (y) the aggregate number of shares of common stock that we may offer pursuant to the foregoing proviso shall not exceed 10% of the total number of shares of our common stock issued and outstanding immediately following the completion of the offering contemplated by the prospectus supplement.

Our directors and executive officers, which we refer to as “lock-up parties,” have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, subject to certain limitations, for a period of 60 days after the date of this prospectus supplement with respect to our directors and executive officers, may not, without the prior written consent of the representative, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such lock-up parties in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), which we collectively refer to as “lock-up securities,” (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock, or publicly disclose the intention to do any of the foregoing; provided that the restrictions described in clause (1), (2) and (3) shall not apply to the company or in open market transactions in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase shares of common stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, provided that any such shares of common stock received upon such exercise, vesting or settlement shall be subject to the terms of the lock-up agreement, provided further that any such restricted stock units, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in this prospectus supplement, and provided further that any such open market transactions do not exceed 40% of the aggregate number of shares of common stock that are issued pursuant to the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of common stock. Our executive officers are also permitted to transfer additional shares pursuant to existing trading plans pursuant to Rule 10b5-1 under the Exchange Act.

In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the company’s stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on NYSE in the over-the-counter market or otherwise.

The company may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell securities covered by this prospectus, including in short sale transactions. If so, the third party may use securities pledged by the company or borrowed from the company or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the company in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter or will be identified in a post-effective amendment.

The company estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $400,000.

The company has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses. For example, affiliates of Goldman Sachs & Co. LLC have entered into agreements to invest in some of our tax equity funds and they and others may do so in the future.

Affiliates of certain of the underwriters are lenders under certain of our credit facilities and investors in certain of our tax equity funds, and accordingly, may receive a portion of the proceeds from this offering through our repayment of borrowings under such credit facilities or through any purchase of their interests in our tax equity funds, if any. Because affiliates of certain of the underwriters are lenders under certain of our credit facilities and investors in our tax equity funds, and because such underwriters or their respective affiliates may receive part of the proceeds from the sale of shares of our common stock in connection with this offering due to the repayment of indebtedness by us or the purchase of their interests in our tax equity funds, such underwriters would be deemed to have a conflict of interest under FINRA’s Rule 5121 to the extent such underwriters or their respective affiliate receives at least 5% of the proceeds of this offering. Accordingly, this offering is being made in compliance with the requirements of FINRA’s Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market,” as defined in Rule 5121, exists for our common stock. Under FINRA’s Rule 5121, such underwriters will also not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no shares of common stock (the “Shares”) have been offered or will be offered pursuant to this offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation, except that the Shares may be offered to the public in that Relevant Member State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a “qualified investor” as defined under Article 2 of the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of Shares shall require the company or the representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any Shares under, the offering contemplated hereby will be deemed to have represented, warranted and agreed to and with each of the underwriters and their affiliates and the company that:

(a)	it is a “qualified investor” within the meaning of the Prospectus Regulation; and

(b)

in the case of any shares of common stock acquired by it as a financial intermediary, as that term is used in Article 5 of the Prospectus Regulation, (i) the shares of common stock acquired by it in this offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Regulation, or have been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the Prospectus Regulation and the prior consent of the representative has been given to the offer or resale; or (ii) where the shares of common stock have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares of common stock to it is not treated under the Prospectus Regulation as having been made to such persons.

The company, the underwriters and their affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. Notwithstanding the above, a person who is not a qualified investor and who has notified the representative of such fact in writing may, with the prior consent of the representative, be permitted to acquire Shares in the offering.

United Kingdom

This prospectus supplement and any other material in relation to the shares of common stock described herein is only being distributed to, and is only directed at, and any investment or investment activity to which this prospectus supplement relates is available only to, and will be engaged in only with persons who are (i) persons having professional experience in matters relating to investments who fall within the definition of investment professionals in Article 19(5) of the FPO; or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the FPO; (iii) outside the UK; or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any shares of common stock may otherwise lawfully be communicated or caused to be communicated, (all such persons together being referred to as “Relevant Persons”). The shares of common stock are only available in the UK to, and any invitation, offer or agreement to purchase or otherwise acquire the shares of common stock will be engaged in only with, the Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement or any of its contents.

No shares of common stock have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the Financial Conduct Authority, except that the shares of common stock may be offered to the public in the United Kingdom at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

(c)	in any other circumstances falling within Section 86 of the FSMA;

provided that no such offer of Shares shall require the company or any underwriter or its affiliate to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares of common stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Each person in the UK who acquires any shares of common stock in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the company, the underwriters and their affiliates that it meets the criteria outlined in this section.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

LEGAL MATTERS

The validity of our common stock offered by this prospectus supplement will be passed upon for us by Baker Botts L.L.P., Houston, Texas. Certain legal matters in connection with this offering will be passed upon for the underwriters by Vinson & Elkins L.L.P., Houston, Texas.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus Supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

SUNNOVA ENERGY INTERNATIONAL INC.

Common Stock

Preferred Stock

Debt Securities

Rights

Warrants

Depositary Shares

Purchase Contracts

Purchase Units

Units

We may offer and sell from time to time, together or separately, in one or more offerings, any combination of the securities listed above (collectively, the “securities”). The securities we may offer may be convertible into or exercisable or exchangeable for other securities.

In addition, the selling securityholders named in any supplement to this prospectus (the “selling securityholders”) may offer and sell any combination of the securities.

We and/or the selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to one or more purchasers, on a continuous or delayed basis.

This prospectus provides you with a general description of these securities and the general manner in which we or the selling securityholders will offer and sell the securities. Each time we or the selling securityholders offer and sell securities under this prospectus, we or the selling securityholders will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. A prospectus supplement also may add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities. You should also read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information about us, including our financial statements.

We will not receive any proceeds from the sales by the selling securityholders of our securities. For a more detailed discussion about the selling securityholders, please read “Selling Securityholders.”

Our common stock trades on the New York Stock Exchange (the “NYSE”) under the symbol “NOVA.”

Investing in our securities involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained on page 6 herein and in any applicable prospectus supplement and under similar headings in the other documents incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July 27, 2023

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we and/or the selling securityholders may offer and sell from time to time, together or separately, in one or more offerings, any combination of the securities described in this prospectus.

This prospectus provides you with a general description of us and the securities offered under this prospectus. Each time we or the selling securityholders offer to sell securities under this prospectus, we or the selling securityholders will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. A prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read carefully this prospectus, any prospectus supplement and the additional information described below under the heading “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. For additional information about our business, operations and financial results, please read the documents incorporated by reference herein under the heading “Where You Can Find More Information.”

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We and the selling securityholders have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or incorporated by reference in this prospectus. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (including any prospectus supplement and the information incorporated or deemed to be incorporated by reference in this prospectus) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements generally relate to future events or Sunnova’s future financial or operating performance. Actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. In some cases, you can identify these statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “goal,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this prospectus (including any prospectus supplement and the information incorporated or deemed to be incorporated by reference in this prospectus) include, but are not limited to, statements about:

•	federal, state and local statutes, regulations and policies;

•	determinations of the Internal Revenue Service (“IRS”) of the fair market value of our solar energy systems;

•	the price of centralized utility-generated electricity and electricity from other sources and technologies;

•	technical and capacity limitations imposed by operators of the power grid;

•	the availability of tax rebates, credits and incentives, including changes to the rates of, or expiration of, federal tax credits and the availability of related safe harbors;

•	our need and ability to raise capital to finance the installation and acquisition of distributed solar energy systems, refinance existing debt or otherwise meet our liquidity needs;

•	our expectations concerning relationships with third parties, including the attraction, retention, performance and continued existence of our dealers;

•	our ability to manage our supply chains and distribution channels and the impact of natural disasters and other events beyond our control, such as hurricanes and the COVID-19 pandemic;

•	our ability to retain or upgrade current customers, further penetrate existing markets or expand into new markets;

•	our investment in our platform and new product offerings and the demand for and expected benefits of our platform and product offerings;

•

the ability of our solar energy systems, energy storage systems or other product offerings to operate or deliver energy for any reason, including if interconnection or transmission facilities on which we rely become unavailable;

•	our ability to maintain our brand and protect our intellectual property and customer data;

•	our ability to manage the cost of solar energy systems, energy storage systems and our service offerings;

•	the willingness of and ability of our dealers and suppliers to fulfill their respective warranty and other contractual obligations;

•	our expectations regarding litigation and administrative proceedings;

•	our ability to renew or replace expiring, canceled or terminated solar service agreements at favorable rates or on a long-term basis; and

•	our intended uses of net proceeds from an offering of the securities covered by this Registration Statement.

Our actual results and timing of these events may differ materially from those anticipated in these forward-looking statements as a result of many factors, including but not limited to those discussed under “Risk Factors” in this prospectus, the “Risk Factors” section beginning on page 22 of our annual report on Form 10-K for the year ended December 31, 2022 and the “Risk Factors” section beginning on page 53 of our quarterly report on Form 10-Q for the quarter ended March 31, 2023, each of which is incorporated by reference into this prospectus. Moreover, we operate in a very competitive and rapidly changing environment and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We undertake no obligation to update any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations, except as required by law.

ABOUT SUNNOVA ENERGY INTERNATIONAL INC.

Unless the context otherwise requires, references to “Sunnova,” “Registrant,” “we,” “our,” “us” or like terms refer to Sunnova Energy International Inc. (“SEI”) and its consolidated subsidiaries.

Company Overview

We are a leading Energy as a Service provider, serving over 348,000 customers in more than 45 United States (“U.S.”) states and territories. Our goal is to be the source of clean, affordable and reliable energy with a simple mission: to power energy independence so home and business owners have the freedom to live life uninterrupted. We were founded to deliver customers a better energy service at a better price; and, through our energy service offerings, we are disrupting the traditional energy landscape and the way the 21st century customer generates and consumes electricity.

We have a differentiated dealer model in which we partner with local dealers who originate, design and install our customers’ solar energy systems, energy storage systems and related products and services on our behalf. Our focus on our dealer model enables us to leverage our dealers’ specialized knowledge, connections and experience in local markets to drive customer origination while providing our dealers with access to high quality products at competitive prices, as well as technical oversight and expertise. We believe this structure provides operational flexibility, reduces exposure to labor shortages and lowers fixed costs relative to our peers, furthering our competitive advantage.

We offer customers products to power their homes and businesses with affordable solar energy and related products and services. We are able to offer savings compared to utility-based retail rates with little to no up-front expense to the customer in conjunction with solar and solar plus energy storage, and, in the case of the latter, are able to also provide energy resiliency. Our solar service agreements typically take the form of a lease, power purchase agreement (“PPA”), loan or cash purchase; however, we also offer service plans for systems we did not originate. We make it possible in some states for a customer to obtain a new roof and/or other ancillary products. We also allow customers originated through our homebuilder channel the option of purchasing the system when the customer closes on the purchase of a new home. The initial term of our solar service agreements is typically between 10 and 25 years. Service is an integral part of our agreements and includes operations and maintenance, monitoring, repairs and replacements, equipment upgrades, on-site power optimization for the customer (for both supply and demand), the ability to efficiently switch power sources among the solar panel, grid and energy storage system, as appropriate, and diagnostics. During the life of the contract, we have the opportunity to integrate related and evolving servicing and monitoring technologies to upgrade the flexibility and reduce the cost of our customers’ energy supply.

In the case of leases and PPAs, we also currently receive tax benefits and other incentives from federal, state and local governments, a portion of which we finance through tax equity, non-recourse debt structures and hedging arrangements in order to fund our upfront costs, overhead and growth investments. We have an established track record of attracting capital from diverse sources. From our inception through June 30, 2023, we have raised more than $13.3 billion in total capital commitments from equity, debt and tax equity investors.

In addition to providing ongoing service as a standard component of our solar service agreements, we also offer ongoing energy services to customers who purchased their solar energy system through third parties. Under these arrangements, we agree to provide monitoring, maintenance and repair services to these customers for the life of the service contract they sign with us. In addition, we offer one-time repair services to customers who purchased their solar energy systems through third parties. We also offer complementary products as well as non-solar financing. Specifically, our offerings include a non-solar loan program enabling customers to finance the purchase of products independent of a solar energy system or energy storage system. We believe the quality and scope of our comprehensive energy service offerings, whether to customers that obtained their solar energy system through us or through another party, is a key differentiator between us and our competitors.

In April 2021, we acquired SunStreet, Lennar’s residential solar platform that focuses primarily on solar energy systems and energy storage systems for homebuilders. In connection with that acquisition, we entered into an agreement pursuant to which we would be the exclusive solar and storage provider for Lennar’s new home communities with solar across the U.S. for a period of four years. We believe the acquisition provides a new strategic path to further scale our solar business, reduces customer acquisition costs, provides a multi-year supply of sites through the development of new solar communities and allows us to pursue the development of clean and resilient microgrids across the U.S.

We also enter into leases with third-party owners of pools of solar energy systems to receive such third party’s interest in those systems. In connection therewith, we assume the related customer PPA and lease obligations, entitling us to future customer cash flows as well as certain credits, rebates and incentives (including SRECs) under those agreements, in exchange for a lease payment, whether upfront or over time, to the third-party owner, which may be made in the form of cash or shares of our common stock. We believe such arrangements enhance our long-term contracted cash flows and are complementary to our overall business model.

We commenced operations in January 2013 and began providing solar energy services under our first solar energy system in April 2013. Since then, our brand, innovation and focused execution have driven significant, rapid growth in our market share and in the number of customers on our platform. We operate one of the largest residential fleets of solar energy systems in the U.S., comprising more than 1,919 megawatts of generation capacity and serving over 348,000 customers.

Corporate Information

Our principal executive office is located at 20 East Greenway Plaza, Suite 540, Houston, Texas 77046, our telephone number is (281) 892-1588 and our website address is www.sunnova.com. Information on our website or any other website is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.

RISK FACTORS

An investment in our securities involves a significant degree of risk. You should carefully consider the information included in this prospectus, any prospectus supplement, and the documents we have incorporated by reference in this prospectus and any prospectus supplement, including those in Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, as updated by quarterly and other reports and documents we file with the SEC that are incorporated by reference herein or therein, in evaluating an investment in our securities. If any of these risks actually occur, they may materially and adversely affect our business, financial condition, cash flows and results of operations. In this event, the trading price of our common stock or value of our securities could decline, and you could lose all or part of your investment in us. We may experience additional risks and uncertainties not currently known to us; or, as a result of developments occurring in the future, conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, cash flows and results of operations. If we or any selling securityholder sell any securities pursuant to a prospectus supplement, we or such selling securityholder may include additional risk factors relevant to such securities in such prospectus supplement.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement, we anticipate using any net proceeds from the sale of our securities offered by this prospectus for general corporate purposes. These purposes may include, but are not limited to:

•	working capital;

•	capital expenditures;

•	acquisitions; and

•	the repayment, refinancing, redemption or repurchase of indebtedness or other securities.

Pending any specific application, we may initially invest funds in short-term liquid investments or apply them to the reduction of short-term indebtedness, or indebtedness under our credit agreements.

We will not receive any proceeds from the sales by the selling securityholders of our securities.

DESCRIPTION OF THE CAPITAL STOCK

General

The following description summarizes certain important terms of our capital stock and certain important provisions included in our second amended and restated certificate of incorporation, second amended and restated bylaws and stockholders agreement. This summary does not purport to be complete and is qualified in its entirety by the provisions of our second amended and restated certificate of incorporation, second amended and restated bylaws and stockholders agreement and to the applicable provisions of Delaware law. We have filed copies of those documents with the SEC, and they are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

Our authorized capital stock consists of 1,010,000,000 shares of capital stock, $0.0001 par value per share, of which

•	1,000,000,000 shares are designated as common stock and

•	10,000,000 shares are designated as preferred stock.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Stockholders do not have the ability to cumulate votes for the election of directors.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Fully Paid and Non-Assessable

All of the shares of our common stock are fully paid and non-assessable.

Preferred Stock

No shares of our preferred stock are outstanding. Pursuant to our second amended and restated certificate of incorporation, our board of directors has the authority, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series and to establish from time to time the number of shares to be included in each series. Our board of directors may designate the powers, rights, preferences, and privileges of the shares of each series of preferred stock and any of its qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, and sinking fund terms, in each case without further vote or action by our stockholders. Our board of directors may also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deterring, or preventing a change in control, restricting dividends on our common stock, diluting the voting power and other rights of our common stock and impairing the liquidation rights of our common stock. Such issuance could have the effect of decreasing the market price of our common stock. We currently have no plans to issue any shares of preferred stock.

Options

As of June 30, 2023, we have granted to management and certain of our employees options to purchase a total of 4,031,506 shares of our common stock, with a weighted-average exercise price of approximately $17.61 per share that remained outstanding under our equity compensation plans.

Registration Rights

On May 14, 2020, in connection with the issuance of our 9.75% convertible senior notes due 2025 (the “Notes”), we entered into a Registration Rights Agreement (the “2020 Registration Rights Agreement”) with the investors in the Notes. Pursuant to, and subject to the limitations set forth in, the 2020 Registration Rights Agreement, we agreed to use our commercially reasonable efforts to prepare and file a shelf registration statement registering the offer and sale of (a) the Notes and (b) the shares of common stock issued or issuable upon conversion of the Notes, and to cause such shelf registration statement to become effective on or prior to August 1, 2020 and to keep such shelf registration statement effective until all the Notes or shares of common stock issuable upon conversion of the outstanding Notes have been sold or disposed of. The filing of our shelf registration statement on Form S-3ASR, filed August 3, 2020 (the “2020 Shelf Registration Statement”), satisfies our obligation under the 2020 Registration Rights Agreement to file a registration statement to cover the resale of the Notes, and the filing of the 2020 Shelf Registration Statement and this shelf registration statement satisfies our obligation under the 2020 Registration Rights Agreement to file a registration statement to cover the resale of the shares of our common stock issuable upon conversion of the Notes.

On April 1, 2021, we entered into a Stockholders Agreement (the “2021 Stockholders Agreement”) with Lennar Corporation and LEN X, LLC (“LEN X”). Pursuant to the 2021 Stockholders Agreement, if LEN X owns at any time following the date that is two years after the closing date of the merger contemplated in the Agreement and Plan of Merger, dated as of February 17, 2021, by and among us, Lennar Corporation and LEN X (the “Merger Agreement”), any shares of our common stock issued pursuant to the terms of the Merger Agreement or the related earnout agreement, excluding any shares for which Rule 144 under the Securities Act is available for the sale or disposition of such shares, in excess of 5% of the total outstanding shares of our common stock and any other of our securities entitling the holder to vote generally for the election of directors on our board of directors, LEN X may send a written request to us to register any such shares of our common stock, and we will, as soon as reasonably practicable, prepare and file a shelf registration statement registering the offer and sale of such shares of common stock and will use commercially reasonable efforts to cause such shelf registration statement to become effective as soon as practicable after filing and to cause the shelf registration statement to remain continuously effective until all of such shares of common stock have been sold or disposed of. We may, upon written notice to LEN X, cease the preparation and filing of such a shelf registration statement or suspend LEN X’s use of any prospectus which is a part of such a shelf registration statement under certain circumstances, subject to certain restrictions.

Piggyback Registration Rights

Pursuant and subject to the terms and conditions of the 2020 Registration Rights Agreement, if we propose to offer any of our shares of common stock under the Securities Act in connection with a public offering of such securities solely for cash, we shall, at such time, promptly give each stockholder who is a party to the 2020 Registration Rights Agreement notice of such offering. Upon the written request of such stockholder, we shall, subject to the terms and conditions of the applicable registration rights agreement, cause to be registered or included in the prospectus supplement, as applicable, all of the common stock owned or held by each such stockholder (including common stock issued or issuable upon conversion of such stockholder’s preferred stock) that each such stockholder has requested to be included in such registration.

Anti-Takeover Provisions

Certain provisions of Delaware law, our second amended and restated certificate of incorporation and our second amended and restated bylaws, which are summarized below, may have the effect of delaying, deferring or discouraging another person from acquiring control of us. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

A corporation may elect not to be subject to Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”). We have elected to not be subject to the provisions of Section 203 of the DGCL. However, our second amended and restated certificate of incorporation contains provisions that are similar to Section 203. In general, our second amended and restated certificate of incorporation prohibits us from engaging in a “business combination” while our common stock is registered under Section 12(b) or 12(g) under the Exchange Act, with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	the business combination or the transaction was approved by our board of directors prior to the time that the stockholder became an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the time the stockholder became an interested stockholder, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger of us or any of our subsidiaries with the interested stockholder or any sale or disposition (except proportionately as our stockholder) of assets representing more than 10% of our consolidated assets or the aggregate market value of our capital stock. Subject to certain exceptions, an interested stockholder is a person who, together with affiliates and associates, owns 15% or more of our voting stock or is an affiliate of us and, within the previous three years, owned 15% or more of our voting stock. In our case, however, the ECP Stockholders (meaning, for purposes of our second amended and restated certificate of incorporation, Energy Capital Partners III, LP, Energy Capital Partners III-A, LP, Energy Capital

Partners III-B, LP, Energy Capital Partners III-C, LP, Energy Capital Partners III-D, LP, Energy Capital Partners III (Sunnova Co-Invest), LP and each of their respective affiliates that owns any shares of our common stock or preferred stock) and their affiliates or associates and any of their direct transferees (excluding any person who acquires voting stock through a broker’s transaction on an exchange or pursuant to an underwritten public offering) will not be deemed to be interested stockholders regardless of the percentage of our voting stock owned by them, and accordingly will not be subject to such restrictions, subject to certain exceptions for the acquisition of additional shares of common stock. This provision could delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Second Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaw Provisions

Our second amended and restated certificate of incorporation and our second amended and restated bylaws include a number of provisions that could delay or discourage an unsolicited takeover or a change in control or changes in our board of directors or management team, including the following:

•

establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our second amended and restated bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

•

provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us;

•	provide that the authorized number of directors on our board of directors may be changed only by resolution of our board of directors;

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock or the stockholders agreement, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•

provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series;

•

provide that our second amended and restated certificate of incorporation and our second amended and restated bylaws may only be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding common stock;

•	provide that special meetings of our stockholders may only be called by our board of directors, the chief executive officer or the chairman of our board of directors; and

•	provide that our second amended and restated bylaws can be amended by our board of directors.

Choice of Forum

Our second amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (1) any derivative action or proceeding brought on our or our stockholders’ behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, employees, agents and stockholders to us or our stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL, our second amended and restated certificate of incorporation or our second amended and restated bylaws, (4) any action as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware or (5) any other action asserting a claim that is governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware. Our second amended and restated certificate of incorporation also provides that, to the fullest extent permitted by applicable law, the federal district courts of the U.S. is the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, subject to and contingent upon a final adjudication in the State of Delaware of the enforceability of such exclusive forum provision.

Notwithstanding the foregoing, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring an interest in any shares of our capital stock shall be deemed to have notice of and to have consented to the forum provisions in our second amended and restated certificate of incorporation. These choice-of-forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that he, she or it believes to be favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits. Alternatively, if a court were to find these provisions of our second amended and restated certificate of incorporation inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 150 Royall Street, Suite 101, Canton, Massachusetts 02021.

Limitations of Liability and Indemnification

Our second amended and restated certificate of incorporation and our second amended and restated bylaws contain provisions that limit the liability of our directors and officers for monetary damages to the fullest extent permitted by the DGCL. Consequently, our directors are not personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except liability:

•	for any breach of the director’s duty of loyalty to our company or our stockholders;

•	for any act or omission not in good faith or that involves intentional misconduct or knowing violation of law;

•	under Section 174 of the DGCL regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

We have entered into and intend to continue to enter into separate indemnification agreements with each of our directors and officers that provide the maximum indemnity allowed to directors and executive officers by

Section 145 of the DGCL and also to provide for certain additional procedural protections. We believe that these agreements and insurance policies are necessary to attract and retain qualified individuals to serve as directors and executive officers.

These indemnification provisions and the indemnification agreements entered into between us and our officers and directors may be sufficiently broad to permit indemnification of our officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

We maintain liability insurance policies that indemnify our directors and officers against various liabilities, including certain liabilities arising under the Securities Act and the Exchange Act, which may be incurred by them in their capacity as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Listing

Our common stock is listed on the NYSE under the symbol “NOVA.”

DESCRIPTION OF THE DEBT SECURITIES

Any debt securities that we may offer under this prospectus will be our general unsecured obligations. The debt securities will be either senior debt securities or subordinated debt securities (collectively, the “debt securities”). We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. In this description, we sometimes call the senior indenture and the subordinated indenture the “indentures.” We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. See “Where You Can Find More Information.”

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act.” We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

We have summarized the provisions of the indentures and the debt securities below. You should read the indentures for more details regarding the provisions described below and for other provisions that may be important to you.

General

The senior debt securities will constitute our senior debt and will rank equally with all of our unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to, and thus have a position junior to, any senior debt securities and all our other senior debt. The indentures will not limit the amount of debt we may issue under the indentures, and, unless we inform you otherwise in a prospectus supplement, they will not limit the amount of other unsecured debt or securities we may incur or issue. We may issue debt securities under the indentures from time to time in one or more series, each in an amount we authorize prior to issuance.

We derive substantially all of our operating income from, and hold substantially all our assets through, our subsidiaries. As a result, we will depend on distributions of cash flow and earnings of our subsidiaries in order to meet our payment obligations under any debt securities we offer under this prospectus and our other obligations. These subsidiaries are separate and distinct legal entities and will have no obligation to pay any amounts due on our debt securities or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. In addition, provisions of applicable law, such as those limiting the legal sources of dividends, could limit our subsidiaries’ ability to make payments or other distributions to us and they could agree to contractual restrictions on their ability to make distributions. In addition, holders of the debt securities will have a junior position to the claims of creditors of our subsidiaries on their assets and earnings.

Our right to receive any assets of any subsidiary, and therefore the right of the holders of our debt securities to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we are a creditor of any subsidiary, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by us.

We may issue the debt securities of any series in definitive form or as a book-entry security in the form of a global security registered in the name of a depositary we designate.

We may issue the debt securities in one or more series with various maturities, and we may sell those debt securities at par, at a premium or with an original issue discount.

Terms

A prospectus supplement relating to any series of debt securities being offered will specify whether the debt securities are senior debt securities or subordinated debt securities and will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for redemption or early repayment;

•	any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities prior to maturity;

•	the denominations in which we may issue the debt securities;

•	whether payments on the debt securities will be payable in foreign currency or currency units or another form, and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities, or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants this prospectus describes;

•	any restrictions or other provisions relating to the transfer or exchange of the debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities issued by Sunnova or any other entity; and/or

•	any other terms of the debt securities.

If we sell any debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in a prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Subordination

Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt (as defined below). Unless we inform you otherwise in a prospectus supplement, we may not make any payment of principal, interest or any premium on the subordinated debt securities if:

•	we fail to pay the principal, interest, premium or any other amounts on any Senior Debt when due; or

•

we default in performing any other covenant (a “covenant default”) in any Senior Debt that we have designated if the covenant default allows the holders of that Senior Debt to accelerate the maturity of the Senior Debt they hold.

Unless we inform you otherwise in a prospectus supplement, a covenant default will prevent us from making payments on the subordinated debt securities only for up to 179 days after holders of the Senior Debt give the trustee for the subordinated debt securities notice of the covenant default.

The subordination provisions will not affect our obligation, which will be absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on the subordinated debt securities. In addition, the subordination provisions will not prevent the occurrence of any default under the subordinated indenture.

Unless we inform you otherwise in a prospectus supplement, the subordinated indenture will not limit the amount of Senior Debt that we may incur. As a result of the subordination of the subordinated debt securities, if we become insolvent, holders of subordinated debt securities may receive less on a proportionate basis than our other creditors.

Unless we inform you otherwise in a prospectus supplement, “Senior Debt” will mean all notes or other indebtedness, including guarantees, of Sunnova for money borrowed and similar obligations, unless the indebtedness states that it is not senior to the subordinated debt securities or our other junior debt.

Consolidation, Merger and Sale of Assets

The indentures generally will permit a consolidation, amalgamation or merger between us and another entity. They also will permit the sale by us of substantially all of our assets as an entirety. The indentures will provide, however, that we may consolidate or amalgamate with another entity to form a new entity or merge into any other entity or transfer or dispose of substantially all of our assets as an entirety to any other entity only if:

•

the resulting or surviving entity assumes by supplemental indenture the due and punctual payments on the debt securities and the performance and observance of our covenants and obligations under the applicable indenture and the debt securities;

•	immediately after giving effect to the transaction, no default or event of default would occur and be continuing; and

•

we deliver to the trustee an opinion of counsel and an officers’ certificate each stating that the transaction and such supplemental indenture comply with the applicable indenture and that any conditions precedent relating to the transaction have been complied with.

On the assumption by the successor of the obligations under the indentures, the successor will be substituted for us, and we will be relieved of any further obligation under the indentures and the debt securities.

Events of Default

Unless we inform you otherwise in a prospectus supplement, the following will be events of default with respect to a series of debt securities:

•	our failure to pay interest or any required additional amounts on any debt securities of that series for 30 consecutive days;

•	our failure to pay principal of or any premium on any debt securities of that series when due;

•	our failure to deposit any mandatory sinking fund payment for that series of debt securities when due for 30 consecutive days;

•

our failure to comply with any of our covenants or agreements in the debt securities of that series or the applicable indenture, other than an agreement or covenant that we have included in that indenture solely for the benefit of other series of debt securities, for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of all the outstanding debt securities issued under that indenture that are affected by that failure;

•	specified events involving bankruptcy, insolvency or reorganization of Sunnova; and

•	any other event of default provided for that series of debt securities.

A default under one series of debt securities would not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interest of the holders of the debt securities.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default, or, in some cases, 25% in principal amount of all senior debt securities or subordinated debt securities affected, voting as one class, may declare the principal of and all accrued and all unpaid interest on those debt securities to be immediately due and payable. If an event of default relating to events of bankruptcy, insolvency or reorganization occurs, the principal of and all accrued and unpaid interest on all the debt securities will become immediately due and payable without any action on the part of the applicable trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default, or of all senior debt securities or subordinated debt securities affected, voting as one class, may in some cases rescind this accelerated payment requirement. Depending on the terms of our other indebtedness, an event of default under either of the indentures may give rise to cross defaults on our other indebtedness.

A holder of a debt security of any series will be able to pursue any remedy under the applicable indenture only if:

•	the holder gives the trustee written notice of a continuing event of default for that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holder or holders offer to the trustee indemnity and/or security satisfactory to the trustee;

•	the trustee fails to act for a period of 60 days after receipt of notice and offer of indemnity and/or security; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision will not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, holders of a majority in principal amount of the outstanding debt securities of a series, or of all debt securities affected, voting as one class, will be able to direct the time, method and place of:

•	conducting any proceeding for any remedy available to the applicable trustee; and

•	exercising any trust or power conferred on the applicable trustee not relating to or arising under an event of default.

Each indenture will require us to file with the trustee each year a written statement as to our compliance with the covenants contained in that indenture.

Modification and Waiver

We may amend or supplement either indenture if the holders of a majority in principal amount of the outstanding debt securities of all series issued under the applicable indenture and affected by the amendment or supplement, acting as one class, consent to it. Without the consent of the holder of each debt security affected, however, no amendment or supplement may:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on any debt security;

•	reduce the principal of, premium on or any mandatory sinking fund payment for any debt security;

•	change the stated maturity of any debt security;

•	reduce any premium payable on the redemption of any debt security or change the time at which any debt security may or must be redeemed;

•	change any obligation to pay additional amounts on any debt security;

•	make the payments on any debt security payable in any currency or currency unit other than as the debt security originally states;

•	impair the holder’s right to institute suit for the enforcement of any payment on any debt security;

•

make any change in the percentage of principal amount of debt securities necessary to waive compliance with specified provisions of the applicable indenture or to make any change in the applicable indenture’s provisions for modification;

•	waive a continuing default or event of default regarding any payment on any debt security; or

•	with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security.

We and the applicable trustee may agree to amend or supplement either indenture or waive any provision of either indenture without the consent of any holders of debt securities in some circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the assumption of our obligations under an indenture by a successor upon any merger, consolidation or asset transfer;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•	to provide any security for or add guarantees of any series of debt securities;

•	to comply with any requirement to effect or maintain the qualification of an indenture under the Trust Indenture Act;

•	to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under the indenture;

•	to add events of default with respect to any debt securities;

•

to make any change that does not adversely affect any outstanding debt securities of any series in any material respect; provided, that any change made to conform the provisions of an indenture to a description of debt securities in a prospectus or prospectus supplement or an offering memorandum or related term sheet will not be deemed to adversely affect any outstanding debt securities of any series issued under that indenture in any material respect;

•

to facilitate the defeasance or discharge of any series of debt securities if that change does not adversely affect the holders of debt securities of that series or any other series under an indenture in any material respect; and

•	to provide for the acceptance of a successor or another trustee.

The holders of a majority in principal amount of the outstanding debt securities of any series, or of all senior debt securities or subordinated debt securities affected, voting as one class, may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Discharge and Defeasance

We will be discharged from all obligations under the applicable indenture with respect to any series of debt securities, except for surviving obligations relating to any conversion rights and to register the transfer or exchange of the debt securities, if:

•	all debt securities of the series previously authenticated and delivered under the relevant indenture have been delivered to the indenture trustee for cancellation; or

•

all debt securities of that series have become due and payable or will become due and payable within one year, at maturity or by redemption, and we deposit with the applicable trustee funds or government securities sufficient to make payments on the debt securities of that series on the dates those payments are due.

To exercise our right to be discharged, we must deliver to the applicable trustee an opinion of counsel and an officers’ certificate stating that all conditions precedent to the satisfaction and discharge of the applicable indenture have been complied with.

In addition to our right of discharge described above, if we deposit with the applicable trustee funds or government securities sufficient to make payments on the debt securities of a series on the dates those payments are due and payable, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or

•

we will no longer have any obligation to comply with the restrictive covenants under the applicable indenture, and the related events of default will no longer apply to us, but some of our other obligations under the indenture and the debt securities of that series, including our obligation to make payments on those debt securities, will survive (“covenant defeasance”).

If we defease a series of debt securities, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for our obligations to:

•	register the transfer or exchange of debt securities;

•	replace stolen, lost or mutilated debt securities; and

•	maintain paying agencies and hold moneys for payment in trust.

Unless we inform you otherwise in a prospectus supplement, we will be required to deliver to the applicable trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based on a ruling from the IRS or a change in law to that effect.

Governing Law

New York law will govern the indentures and the debt securities.

Trustee

If an event of default occurs and is continuing, the trustee must exercise such of the rights and powers vested in it by the applicable indenture, and use the same degree of care and skill in their expertise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. The trustee will become obligated to exercise any of its powers under the indentures at the request of any of the holders of any debt securities only after those holders have offered the trustee indemnity and/or security satisfactory to the trustee.

Each indenture will limit the right of the trustee, if it becomes one of our creditors, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee may engage in other transactions with us. If the trustee acquires any conflicting interest, however, it must eliminate that conflict or resign.

Form, Exchange, Registration and Transfer

We will issue the debt securities in registered form, without interest coupons. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.

Debt securities of any series will be exchangeable for other debt securities of the same series with the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

Unless we inform you otherwise in a prospectus supplement, we will appoint the trustee under each indenture as security registrar for the debt securities we issue under that indenture. If a prospectus supplement refers to any transfer agent initially designated by us, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We will be required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities or rescind the designation of any transfer agent.

In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer or exchange of any debt security:

•	during a period beginning 15 business days before the day of mailing of the relevant notice of redemption and ending on the close of business on that day of mailing; or

•	if we have called the debt security for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agent

Unless we inform you otherwise in a prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the applicable trustee or any paying agent we designate. At our option, we may make payments by check mailed to the holder’s registered address or, with respect to global debt securities, by wire transfer. Unless we inform you otherwise in a prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in a prospectus supplement, we will designate the trustee under each indenture as our paying agent for payments on debt securities we issue under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will repay to us upon written request any funds held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After repayment to us, holders entitled to those funds must look only to us for payment.

Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in a prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in a prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Conversion Rights

The terms and conditions of any series of debt securities being offered that are convertible into common stock of Sunnova will be set forth in a prospectus supplement. These terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or Sunnova, the events requiring an adjustment of the conversion price and provisions affecting conversion if such series of debt securities are redeemed.

DESCRIPTION OF THE RIGHTS

We may issue rights to our stockholders for the purchase of common stock. Each series of rights will be issued under rights agreements to be entered into between us and a bank or trust company, as rights agent. You should read the particular terms of the rights, which will be described in more detail in the applicable prospectus supplement. The particular terms of any rights offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in the prospectus supplement.

The applicable prospectus supplement will describe the terms of any series of rights we offer, the rights agreement relating to the rights and the rights certificates, including, to the extent applicable:

•	the date for determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock purchasable upon exercise of such rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which such rights may be transferable separately;

•	the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

•	if appropriate, a discussion of material U.S. federal income tax consequences; and

•	any other specific terms of the rights.

DESCRIPTION OF THE WARRANTS

We may issue warrants to purchase any combination of common stock, preferred stock, debt securities, depositary shares and purchase contracts. Each warrant will entitle the holder to purchase for cash a number of securities at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants.

Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in any applicable prospectus supplement. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in a prospectus supplement.

Any applicable prospectus supplement will describe the terms of warrants we offer, the warrant agreement relating to the warrants and the certificates representing the warrants, including, to the extent applicable:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable if not payable in U.S. dollars;

•	the designation, number or aggregate principal amount and terms of the securities purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the designation and terms of any related securities with which the warrants are issued, and the number of the warrants issued with each security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	if appropriate, a discussion of material U.S. federal income tax consequences; and

•	any other terms of the warrants.

DESCRIPTION OF THE DEPOSITARY SHARES

Shares of preferred stock may be offered either separately or represented by depositary shares. We may also, at our option, elect to offer fractional shares of preferred stock. If we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock, to be described in an applicable prospectus supplement.

The shares represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the U.S. and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable share or fraction thereof represented by the depositary share, to all of the rights and preferences, if any, of the share represented thereby, including any dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.

The particular terms of the depositary shares offered by any prospectus supplement will be described in a prospectus supplement, which will also include a discussion of material U.S. federal income tax consequences.

We will include a copy of the form of deposit agreement, including the form of depositary receipt, and any other instrument establishing the terms of any depositary shares we offer as exhibits to a filing we will make with the SEC in connection with that offering. See “Where You Can Find More Information.”

DESCRIPTION OF THE PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts representing contracts obligating holders, subject to the terms of such purchase contracts, to purchase from us, and us to sell to the holders, a specified or varying number of our common stock, preferred stock or other securities described in this prospectus at a future date or dates. Alternatively, the purchase contracts may, subject to the terms of such purchase contracts, obligate us to purchase from holders, and obligate the holders to sell to us, a specified or varying number of common stock, preferred stock or other securities described in this prospectus. The price per unit of our common stock, preferred stock or other securities described in this prospectus and number of units may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the purchase contracts. We may issue the purchase contracts separately or as part of units, which we refer to as “purchase units,” consisting of a purchase contract and other securities or obligations issued by us or third parties, including government securities, in each case, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or purchase units or vice versa, and such payments may be unsecured or prefunded on some basis.

Any applicable prospectus supplement will describe the terms of any purchase contract or purchase units. The description in a prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts or purchase units.

DESCRIPTION OF THE UNITS

We may issue units of securities consisting of one or more of the following securities: common stock, preferred stock, debt securities, rights, warrants, depositary shares and purchase contracts. We may evidence each series of units issued by unit certificates that we will issue under a separate unit agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. You should read the particular terms of these documents, which will be described in more detail in a prospectus supplement.

If we offer any units, certain terms of that series of units will be described in a prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	if appropriate, a discussion of material U.S. federal income tax consequences; and

•	any other terms of the units and their constituent securities.

SELLING SECURITYHOLDERS

Selling securityholders may from time to time offer and sell our securities pursuant to this prospectus and any applicable prospectus supplement. Selling securityholders are persons or entities that, directly or indirectly, have acquired or from time to time acquire, our securities. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or agree to register their securities for resale.

The applicable prospectus supplement will set forth the name of each of the selling securityholders and the number of securities beneficially owned by such selling securityholders that are covered by such prospectus supplement.

PLAN OF DISTRIBUTION

We or the selling securityholders may sell the securities on a delayed or continuous basis in and outside the U.S. through the methods described below or through any other method permitted pursuant to applicable law, including through a combination of such methods.

A prospectus supplement, if required, will set forth any required information such as the terms of the offering and the method of distribution and will include the following information:

•	the name or names of any underwriters or agents;

•	the purchase price of the securities from us or the selling securityholders;

•	the net proceeds to us or the selling securityholders from the sale of the securities;

•	any over-allotment options under which underwriters may purchase additional securities from us or the selling securityholders;

•	any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in a prospectus supplement may be listed.

Sale Through Underwriters or Dealers

If we or the selling securityholders use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The obligations of the underwriters to purchase the securities may be subject to conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

Underwriters may sell our common stock under this prospectus by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, which includes sales made directly on the New York Stock Exchange, on any other existing trading market for our common stock or to or through a market maker, or in privately negotiated transactions. Unless stated otherwise in any applicable prospectus supplement, the sales agent with respect to any such at the market offering will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreeable terms between the sales agent and us or the selling securityholders. Any applicable prospectus supplement will include the amount of any compensation to be received by the sales agent.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If we or the selling securityholders use dealers in the sale of securities, we or the selling securityholders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We or the selling securityholders also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of securities. The terms of each such agreement will be set forth in more detail in any applicable prospectus supplement and any related free writing prospectus. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. If required, we or the selling securityholders will include in any applicable prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We or the selling securityholders may sell the securities directly. In that event, no underwriters or agents would be involved. We also may sell the securities through agents we designate from time to time to solicit offers from purchasers to purchase the securities included in this prospectus or to sell such securities in ordinary brokerage transactions on our or the selling securityholders’ behalf. If required, a prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable by us or the selling securityholders to the agent. Unless stated otherwise in any applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or the selling securityholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in a prospectus supplement.

Delayed Delivery Contracts

We or the selling securityholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us or the selling securityholders at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in a prospectus supplement. Such prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing

We or the selling securityholders may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise, by one or more remarketing firms acting as principals for their own accounts or as our or the selling securityholders’ agents. The name of any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm will be included in a prospectus supplement, as required. Remarketing firms may be deemed to be underwriters within the meaning of the Securities Act.

Derivative Transactions

We or the selling securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If any applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions then the third parties may use securities pledged by us or the selling securityholders or borrowed from us, the selling securityholders or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us or the selling securityholders in settlement of those derivatives to close out any related open borrowings of securities. The third parties in these sale transactions will be underwriters and will be identified in such applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

General Information

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us or the selling securityholders in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. We will provide in a prospectus supplement any required information regarding any underwriting discounts or other compensation that we or the selling securityholders pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions that underwriters allow to dealers.

The selling securityholders and any underwriters, dealers or agents participating in a distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We or the selling securityholders may agree to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make because of those liabilities. Agents, dealers and underwriters, or their affiliates or associates, may be customers of, engage in transactions with or perform services for us or the selling securityholders in the ordinary course of their businesses.

Other than our common stock, which is listed on the New York Stock Exchange and trades under the ticker symbol “NOVA”, each series of offered securities will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you as to the liquidity of, or the trading market for, any of our offered securities.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered may be set forth in a prospectus supplement, if required.

LEGAL MATTERS

The validity of the securities offered by this prospectus and certain other legal matters will be passed upon for us by Baker Botts L.L.P., Houston, Texas. If certain legal matters in connection with an offering of the securities made by this prospectus are passed on by counsel for the underwriters or the selling securityholders of such offering, that counsel will be named in a prospectus supplement related to that offering.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. You may find additional information about us on our website at www.sunnova.com, where we post our SEC filings. The information contained on, or that can be accessed through, our website (other than the specified SEC filings incorporated by reference in this prospectus) is not a part of this prospectus and is not incorporated by reference in this prospectus. You should not consider such information contained on our website or that can be accessed through our website to be part of this prospectus.

We incorporate by reference information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Unless this prospectus or the information incorporated by reference herein indicates that another date applies, you should not assume that the information in this prospectus is current as of any date other than the date of this prospectus or that any information we have incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference.

We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information furnished and not filed in accordance with SEC rules) on or after the date of this prospectus. These reports contain important information about us, our financial condition and our results of operations:

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed on February 23, 2023;

•	our Quarterly Reports on Form 10-Q (i) for the quarter ended March 31, 2023, filed on April 27, 2023, and (ii) for the quarter ended June 30, 2023, filed on July 27, 2023;

•

the description of our common stock in our registration statement on Form 8-A (registration statement No. 001-38995) filed on July  22, 2019, as updated by the description of our common stock included in Exhibit 4.1 to our Form 10-K for the year ended December 31, 2020, filed on February 25, 2021, together with any amendment or report filed for the purpose of updating such description; and

•

our Current Reports on Form 8-K filed on February 27, 2023, March  1, 2023, March  16, 2023, March  27, 2023, March  31, 2023, April  5, 2023, April  26, 2023, May  16, 2023, May  18, 2023 and June 12, 2023 (in each case, excluding any information “furnished” but not “filed” as set forth therein); and

•	our Definitive Proxy Statement on Schedule 14A for our 2023 Annual Meeting of Stockholders, filed with the SEC on April 6, 2023, to the extent incorporated by reference into our Form 10-K.

You may request a copy of our filings, at no cost, by writing or telephoning us at the following address or phone number:

Sunnova Energy International Inc.

Attention: Investor Relations

20 East Greenway Plaza, Suite 540

Houston, Texas 77046

(281) 892-1588

Prospectus Supplement

Goldman Sachs & Co. LLC

Baird

Capital One Securities

Janney Montgomery Scott

Roth Capital Partners

August 14, 2023